UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2010, Irvine Sensors Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with 48 accredited investors (the “Investors”), pursuant to which the Company sold and issued to the Investors an aggregate of 258.72 convertible debenture units (the “Units”) at a purchase price of $6,000 per Unit (the “Unit Price”) in an initial closing of a private placement (the “Private Placement”). The $1,552,300 aggregate purchase price for these Units was paid in cash to the Company.

On March 24, 2010, the Company also entered into a Subscription Agreement with 7 accredited Investors, pursuant to which the Company sold and issued to the Investors an aggregate of 16.50 Units at the Unit Price in a second closing of its Private Placement. The $99,000 aggregate purchase price for these Units was paid in cash to the Company.

Each Unit is comprised of (i) one one-year, unsecured convertible debenture with a principal repayment obligation of $5,000 (the “Convertible Debenture”) that is convertible at the election of the holder into shares of the Company’s Common Stock (the “Common Stock”) at the conversion price (the “Principal Conversion Shares”); (ii) one one-year, unsecured non-convertible debenture with a principal repayment obligation of $5,000 that is not convertible into Common Stock (the “Non-Convertible Debenture” and, together with the Convertible Debenture, the “Debentures”); and (iii) a five-year warrant to purchase 3,125 shares of the Company’s Common Stock (the “Investor Warrant”). $3,000 of the Unit Price was paid for each Convertible Debenture and $3,000 of the Unit Price was paid for each Non-Convertible Debenture. The conversion price applicable to the Debentures and the exercise price applicable to the Investor Warrants is $0.40 per share, which was greater than the last consolidated closing bid price of the Company’s Common Stock as determined in accordance with Nasdaq rules immediately preceding the Company entering into the applicable binding Subscription Agreement.

The Debentures bear simple interest at a rate per annum of 20% of their original principal value. Interest on the Debentures accrues and is payable quarterly in arrears and is convertible at the election of the Company into shares of Common Stock at the conversion price. The conversion price of the Debentures is subject to adjustment for stock splits, stock dividends, recapitalizations and the like. Unpaid and unconverted principal value of the Debentures may be repaid in cash prior to maturity at 110% of such principal value. The amounts owing under the Debentures may be accelerated upon the occurrence of certain events of default, such as the termination of existence of the Company, the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty days, the institution against the Company or the voluntary commencement by the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally which proceeding is not dismissed within sixty days of filing, the failure to pay interest on the Debentures, or an assignment by the Company for the benefit of its creditors or an admission in writing by the Company of its inability to pay its debts as they become due.

The total number of shares of Common Stock issuable upon conversion of the principal and interest under the Debentures at the conversion price is 4,816,290 in the aggregate. The total number of shares of Common Stock issuable upon exercise of the Investor Warrants at the exercise price is 860,047 in the aggregate. The Company may at its option expand this Private Placement.

In consideration for services rendered as the lead placement agent in the Private Placement, on March 18, 2010, the Company paid the placement agent cash commissions, a management fee and an expense allowance fee aggregating $201,799, which represents 13% of the gross proceeds of the initial closing of the Private Placement, and issued to the placement agent a five-year warrant to purchase an aggregate of 504,497 shares of the Company’s Common Stock at an exercise price of $0.40 per share and, as a retainer, a five-year warrant to purchase an aggregate of 450,000 shares of the Company’s Common Stock at an exercise price of $0.40 per share, which was greater than the last consolidated closing bid price of the Company’s Common Stock as determined in accordance with Nasdaq rules immediately preceding the Company entering into such warrants. In consideration for services rendered as the lead placement agent in the Private Placement, on March 24, 2010, the Company paid the placement agent cash commissions, a management fee and an expense allowance fee aggregating $12,870, which represents 13% of the gross proceeds of the second closing of the Private Placement, and issued to the placement agent a five-year warrant to purchase an aggregate of 32,175 shares of the Company’s Common Stock at an exercise price of $0.40 per share, which was greater than the last consolidated closing bid price of the Company’s Common Stock as determined in accordance with Nasdaq rules immediately preceding the Company entering into such warrant. The warrants issued to the placement agent are referred to in this report collectively as the “Agent Warrants.”

The Investor Warrants and Agent Warrants may be exercised in cash or pursuant to a net exercise provision if the Company does not register the shares of Common Stock issuable upon exercise of the Investor Warrants or Agent Warrants on or prior to the six-month anniversary of the issuance date of the warrants. The exercise price of the Investor Warrants and the Agent Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The Debentures, Investor Warrants and Agent Warrants also are subject to a blocker that would prevent each holder’s Common Stock ownership at any given time from exceeding 4.99% of the Company’s outstanding Common Stock (which percentage may increase but never above 9.99%).

None of the Units, Debentures, Investor Warrants or Agent Warrants, or the Common Stock issuable upon conversion or exercise thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration. The Company does not plan to register the Units, Debentures, Investor Warrants or Agent Warrants, or the Common Stock issuable upon conversion or exercise thereof.

The number of shares of the Company’s Common Stock outstanding immediately after the second closing of the Private Placement was 15,875,316 shares.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Units, Debentures, Investor Warrants and Agent Warrants (and the issuance of shares of Common Stock upon exercise or conversion thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)
Dated: March 24, 2010	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer